UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 25, 2012

VISION INDUSTRIES CORP.

(Exact name of registrant as specified in charter)

Florida

(State or other jurisdiction of incorporation)

333-146209	14-1908451
(Commission File Number)	(IRS Employer Identification No.)

1560 W. 190th Street, 2nd Floor

Torrance, CA 90501

(Address of principal executive offices and zip code)

(310) 450-0299

 (Registrant’s telephone number including area code)

879 W. 190 Street, Suite 457

Gardena, California 90248

(Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

Debt Conversions

Background

As reported in our Report on Form 10-Q for the three months ended March 31, 2011, and in every report thereafter, for value received, on January 31, 2011, we entered into an agreement to pay Juha Halttunen (“Halttunen”) the principal sum of Two Hundred Thousand USD ($200,000) pursuant to a 9%Promissory Note due December 15, 2011 (the “Note”). The outstanding principal balance of the Note bore interest at the rate of nine percent (9%) per annum with interest accruing on the actual number of days elapsed based upon a 365-day year and did not specify a conversion feature.  The Loan was scheduled to mature on December 15, 2011.

As reported in our Report on Form 10-K for the year ended December 31, 2010, and in every report thereafter, for value received, on December 28, 2010 we entered into an agreement with QIF Malta 1 Ltd. (“QIF”) to pay the principal sum of Five Hundred Thousand USD ($500,000) at a yearly rate of 5% simple interest due December 21, 201, pursuant to a Loan Agreement (the “Loan”).  The outstanding principal balance of the Loan bore interest at the rate of five percent (5%) per annum with interest accruing on the actual number of days elapsed based upon a 365-day year and did not specify a conversion feature.  The Loan was scheduled to mature on December 21, 2012.

Also reported in our Report on Form 10-K for the year ended December 31, 2010, and in every report thereafter, for value received, on November 18, 2010 we entered into an agreement to pay Novium Opportunity Umbrella SICAV PLC-Quality Investment Fund (“Novium”) the principal sum of Six Hundred Thousand USD ($600,000) pursuant to a 12% Convertible Promissory Note Due November 15, 2012 (the “Convertible Note”).  The outstanding principal balance of the Convertible Note bore interest at the rate of twelve percent (12%) per annum with interest accruing on the actual number of days elapsed based upon a 365-day year and was, by its terms, convertible into common shares at a conversion price of $0.10 USD unless the Company issues shares of Common Stock, whether directly or indirectly for a price that is less than both the conversion price and the Market Price, at which time the conversion price will be adjusted.  The Convertible Note was to mature on November 15, 2012.

Conversions

On June 18, Halttunen and Vision agreed to convert the entire amount due under the Note, which was $225,000 including principal and interest, into 6,000,000 shares of common stock (a conversion rate of $0.0375 per share), thereby cancelling the Note.

On June 22, 2012, QIF and Vision agreed to convert the entire amount due on Loan, $537,500.00, into 10,750,000 shares of common stock (a conversion rate of $0.05 per share), thereby cancelling the Note.

Also on June 22, 2012 and pursuant to the conversion provisions of the Convertible Note, Novium elected to convert the entire amount due on the Convertible Note, which is $672,197.25 including principal and interest, into 13,443,945 shares of our Common Stock (a conversion rate of $0.051 per share) thereby canceling the Convertible Note.  .

Accordingly, during the week between June 18 and June 25, 2012, three of the Company’s notes payable were cancelled and converted into shares of our common stock:

	Issue Date	Interest Rate	Outstanding Principal and Interest	Conversion Price Per Share	Shares Received	% Shareholder After conversion
Novium Convertible Note	11/15/2010	12%	$672,197.25	$0.05	13,443,945	27%
QIF Malta 1 Ltd Loan	12/28/2010	5%	$537,500.00	$0.05	10,750,000	13%
Juha Halttunen Note	1/31/2011	9%	$225,000.00	$0.0375	6,000,000	8%
Total Debt converted to Equity

QIF and Novium are now beneficial owners of greater than 10% of our common stock and thus subject to the reporting requirements of Section 16(a) of the Securities Exchange Act.

1 Due to the Halttunen and QIF recent note conversions at conversion prices less than the Conversion Price stated in the Convertible Note, the Company and Novium, pursuant to the “adjusting” provisions of the Convertible Note, agreed to change the Conversion Price from $0.10 per share to $0.05 per share, without any further consideration.

 Legal Proceedings

On April 4, 2012, former Director of Investor Relations, Russell Miller, Jr., (“Miller” or the “Plaintiff”) filed a lawsuit against the Company and its current CEO, Martin Schuermann, its former CFO, Allan Legator, and its former CEO, Lawrence Weisdorn (as individuals) (collectively, the “Defendants”) in the Superior Court for the State of California, County of Los Angeles (Case No. BC482212).  The Plaintiff, an employee of the Company from November 2009 through May  2011, alleges that the Defendants made false representations to him to induce him to enter into an employment relationship with the Company, that the progress on the development of the Company’s prototype hydrogen powered vehicles has been misrepresented to him and the public; that he was wrongfully terminated and thereby wrongfully denied compensation and stock options due to him; that the Defendants represented to him that the Company was operating at a higher profit margin than it actually was and that the stock price had increased when it had actually decreased; that the Defendants were not following corporate formalities; and that all of  these circumstances demonstrate that the Defendants have failed to use reasonable care and thereby caused Plaintiff significant damage.  Miller is seeking a minimum of $1,500,000.00 in compensatory damages, punitive damages in an amount to be proven at trial; restitution for unjust enrichment for services rendered in an amount to be proven at trial; attorneys’ fees and costs; damages according to California Labor Code Section 203; an accounting and constructive trust; and other relief as the court may deem proper.

On May 29, 2012, Defendants Vision Motor Corp., Martin Schuermann, and Allan Legator filed a Demurrer to Plaintiff’s Complaint.  The matter is scheduled for hearing on August 3, 2012.   The Company believes Miller’s allegations are without merit and intends to vigorously defend the lawsuit.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01

Financial Statements and Exhibits

Exhibit No.	Description
99.7	Novium-Quality Investment Fund 12% Convertible Promissory Note Due November 15, 2012
99.8	QIF Malta 1 Ltd Loan Agreement
99.9	QIF Malta 1 Ltd Loan Conversion Agreement
99.10	Juha Halttunen 9% Promissory Note Due December 15, 2011
99.11	Juha Halttunen Note Conversion Agreement

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISION INDUSTRIES CORP.
Dated: June 29, 2012	By:
Name: Martin Schuermann Title: President and Chief Executive Officer